Exhibit 99.1
CONTACT:
Bell Industries, Inc.
Kevin Thimjon, President and CFO
317-704-6000
BELL INDUSTRIES REPORTS FINANCIAL RESULTS
FOR 2009 FIRST QUARTER
INDIANAPOLIS — May 15, 2009 — Bell Industries, Inc. (Pink Sheets: BLLI) today reported financial results for its first quarter ended March 31, 2009.
Revenues from continuing operations for the 2009 first quarter were $18.3 million, down 20.6% from $23.1 million a year ago, with approximately $2.6 million of the decrease in revenues related to the company’s Recreational Products Group and $2.2 million of the decrease related to its Bell Techlogix business. The company incurred a loss from continuing operations of $1.9 million, or $4.32 per share, for the 2009 first quarter compared to a loss from continuing operations of $680,000, or $1.57 per share, for the prior year first quarter. In the first quarter of 2008, the company also had income from discontinued operations of $1.5 million, or $3.51 per share, resulting in net income for the prior year first quarter of $839,000, or $1.94 per share.
The company announced in February 2008 that it completed the sale of SkyTel’s automated vehicle location business to SkyGuard, LLC for $7.0 million. On June 13, 2008, the company completed the sale of the remainder of the SkyTel business to Velocita Wireless, LLC (“Velocita”) for total consideration of $7.5 million. Subsequent to the closing, Velocita agreed to pay the company additional consideration in the form of a working capital adjustment in the amount of $1.5 million. As a result of these transactions, the SkyTel division has been reflected as a discontinued operation in the company’s results of operations for 2008 and 2009.
The Bell Techlogix business posted revenues of $11.0 million for the 2009 first quarter, compared with $13.2 million in the 2008 first quarter. This decline was related to several factors, including timing of some large product deployments, a significant non-recurring project in the first quarter of 2008 and the expiration of certain services contracts during 2008. The operating loss for Bell Techlogix for the 2009 first quarter amounted to $589,000, versus operating income of $424,000 during the prior-year first quarter. The decline in operating income was due to several factors, including, those stated above, as well as increases in sales and marketing costs in the first quarter of 2009 incurred in connection with our efforts to grow the commercial segment of the Bell Techlogix business.
The company’s Recreational Products Group reported revenues of $7.3 million for the 2009 first quarter, compared with $9.9 million in the 2008 first quarter. The company attributed the decrease in revenues primarily to lower sales in the recreational vehicle and marine product lines resulting from lower out of season purchases by dealers. As a result of the current economic uncertainty, many dealers have made strategic changes in buying habits to stock less product and order product from distributors as they need parts for repairs or as customers place orders. The operating loss of $172,000 for the first quarter of 2009 represented a $360,000 decrease from the operating income of $188,000 for the first quarter of 2008. The decline resulted from the $2.5 million decline in revenues in the first quarter of 2009 versus the same period in 2008. Although revenues were down year-over-year, there was a 25 basis point improvement in gross profit margins and selling, general and administrative expenses decreased from $2.2 million for the 2008 first quarter to $1.9 million for the 2009 first quarter due to reductions in headcount, freight and facility costs.

“Although our first quarter 2009 results were below our prior year levels, our results were in line with our internal plans given some of the economic challenges facing our recreational products business and the contract expirations and one-time projects in our Bell Techlogix business,” said Kevin J. Thimjon, president and chief financial officer of Bell Industries. “We continue to closely manage our costs and make investments in our businesses where we see the best opportunities for profitable growth.”
Bell’s corporate costs for the 2009 first quarter totaled $906,000, down $231,000 from $1.1 million in the 2008 first quarter.
About Bell Industries, Inc.
Bell Industries is comprised of two operating units, Bell Techlogix and the Recreational Products Group. Bell Techlogix is a provider of integrated technology product and service solutions for organizations throughout the United States. The Recreational Products Group is a wholesale distributor of aftermarket parts and accessories for the recreational vehicles and other leisure-related vehicle markets, including marine, snowmobile, cycle and ATV.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to results being in line with internal plans, closely managing costs and making investments in our business where we see the best opportunities for profitable growth, are based upon current expectations and speak only as of the date hereof. Actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainties as to the nature of the company’s industry, including changing customer demand, the impact of competitive products and pricing, dependence on existing management and general economic conditions. Bell Industries’ Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect the business, results of operations and financial condition. The company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
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(Tables Follow)

Bell Industries, Inc.
Consolidated Condensed Operating Results
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2009	2008
Net revenues:
Products	$12,501	$15,730
Services	5,826	7,358

Total net revenues	18,327	23,088

Costs and expenses:
Cost of products sold	10,215	12,760
Cost of services provided	4,397	4,939
Selling, general and administrative	5,382	5,914
Interest expense, net	208	139

Total costs and expenses	20,202	23,752

Loss from continuing operations before provision for (benefit from) income taxes	(1,875)	(664)
Provision for (benefit from) income taxes	(2)	16

Loss from continuing operations	(1,873)	(680)

Income from discontinued operations, net of tax	—	1,519

Net income (loss)	$(1,873)	$839

Share and per share data
Basic:
Loss from continuing operations	$(4.32)	$(1.57)
Income from discontinued operations	—	3.51

Net income (loss)	$(4.32)	$1.94

Weighted average common shares outstanding	433	433

Diluted
Loss from continuing operations	$(4.32)	$(1.20)
Income (loss) from discontinued operations	—	3.00

Net income (loss)	$(4.32)	$1.80

Weighted average common shares outstanding	433	574

OPERATING RESULTS BY BUSINESS SEGMENT

Net revenues:
Bell Techlogix
Products	$5,154	$5,839
Services	5,826	7,358

Total Bell Techlogix	10,980	13,197
Recreational Products Group	7,347	9,891

Total net revenues	$18,327	$23,088

Operating income (loss):
Bell Techlogix	$(589)	$424
Recreational Products Group	(172)	188
Corporate costs	(906)	(1,137)

Total operating loss	(1,667)	(525)
Interest expense, net	208	139

Loss from continuing operations before income taxes	$(1,875)	$(664)

Bell Industries, Inc.
Consolidated Condensed Balance Sheet
(In thousands)

	March 31,	December 31,
	2009	2008
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$39	$3,233
Accounts receivable, net	11,307	8,096
Inventories, net	8,734	8,770
Notes receivable	2,600	3,000
Prepaid expenses and other current assets	1,919	1,819

Total current assets	24,599	24,918

Fixed assets, net	1,285	1,475
Other assets	940	867

Total assets	$26,824	$27,260

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Floor plan payables	$—	$291
Revolving credit facility	1,615	—
Accounts payable	7,080	7,189
Accrued payroll	2,117	1,462
Other accrued liabilities	3,151	3,671

Total current liabilities	13,963	12,613

Convertible note	10,964	10,840
Other long-term liabilities	4,008	4,063

Total liabilities	28,935	27,516

Shareholders’ deficit	(2,111)	(256)

Total liabilities and shareholders’ deficit	$26,824	$27,260